Exhibit 3.110

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 156B, SECTION 72
     I hereby approve the within articles of amendment and, the filing fee in the amount of $100- having been paid, said articles are deemed to have been filed with me this 7th day of July 1993.
MICHAEL J. CONNOLLY
Secretary of State
TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

TO:	/s/ Thomas J. First
Nantucket Allserve, Inc.
12 Straight Wharf, Nantucket, MA 02554
	Telephone:	508 228-8170

/s/
Examiner

/s/
Name Approved

C ☐
P ☐
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R.A ☐

/s/
P.C.
The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL J. CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT General Laws, Chapter 156B, Section 72	FEDERAL IDENTIFICATION NO. 04 3053 404 337836

We	,President/Vice President, and
Clerk/Assistant Clerk of
Nantucket Allserve, Inc.

(EXACT Name of Corporation)
located at: Straight wharf Nantucket, MA 02554

(MASSACHUSETTS Address of Corporation)
do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:
Article 3

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on July 3 1993, by vote of:

1000	shares of	Common stock	out of	1000	shares outstanding
		type, class & series, (if any)

	shares of		out of		shares outstanding, and
		type, class & series, (if any)

	shares of		out of		shares outstanding,
		type, class & series, (if any)

CROSS OUT	being at least a majority of each type, class or series outstanding and entitled to vote
INAPPLI-	thereon: -1
CABLE	being at least two-thirds of each type, class or series outstanding and entitled to vote
CLAUSE	thereon and of each type, class or series of stock whose rights are adversely affected thereby: -2

[1] For amendments adopted pursuant to Chapter 156B, Section 70.
[2] For amendments adopted pursuant to Chapter 156B, section 71.

Note: if the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:
The total presently authorized is:
WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:

PREFERRED:
WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	1000	$1.00

PREFERRED:
CHANGE the total authorized to:
WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:

PREFERRED:
WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	1250	$1.00

PREFERRED:

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this         day of July, in the year 1993.

/s/	President/Vice President

/s/	Clerk/Assistant Clerk

The Commonwealth of Massachusetts
Office of the Secretary of State
Michael J. Connolly, Secretary
June 25, 1993
TO WHOM IT MAY CONCERN:
     I hereby certify that Nantucket Allserve, Inc. appears by the records of this office to have been incorporated under the General Laws of this Commonwealth on July 2, 1990
I further certify that so far as appears of record here, said corporation still has legal existence. I also certify that said corporation is delinquent in the filing of annual reports for the fiscal year 1990, 91, 92.

IN TESTIMONY of which, I have hereunto affixed the Great Seal of the Commonwealth on the date first above written.
Secretary of State